                                                                   EXHIBIT 10.28


                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT (this "Agreement"), dated as of April 21, 1995, by and between Christoph M. Adams, a resident of the Commonwealth of Massachusetts (the "Pledgor") and Transkaryotic Therapies, Inc., a Delaware corporation (the "Pledgee").

         Section 1. Pledge. The Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Pledgee, the Collateral (as defined below), to be held by the Pledgee subject to the terms and conditions hereinafter set forth.

         Section 2. Definitions. As used herein, the following terms shall have the following meanings:

            (a) The term "Collateral" as used herein means all the estate, right, title, and interest of the Pledgor, now owned or hereafter acquired, in, to, and under (i) the Option Agreement dated as November 16, 1994, between the Pledgee and the Pledgor, evidencing the Pledgor's option to purchase up to 40,000 shares of the Pledgee's Common Stock, $0.01 par value, at an exercise price of $0.01 per share, a copy of which Option Agreement is attached hereto as Exhibit A, to the extent (but only to the extent) applicable to 10,000 shares of the Pledgee's Common Stock (the "Stock") issuable thereunder (the security interest hereby granted being applicable to the first 10,000 shares of the Pledgee's Common Stock in respect of which the Pledgor's options vest in accordance with the terms of such Option Agreement) and (ii) any shares of the Pledgee's capital stock or other cash, securities, and/or other property that may be issued or issuable upon exercise of the Pledgor's rights under such Option Agreement in respect of the Stock.

            (b) The term "Obligations" as used herein means all indebtedness, obligations and liabilities of the Pledgor in respect of (i) a certain promissory note of the Pledgor to the Pledgee, dated as of the date hereof, in the original principal amount of $15,000; and (ii) a certain promissory note of the Pledgor to the Pledgee, to be dated as of May 5, 1995, in the original principal amount of $20,000, but only from and after the making of such promissory note (each of the foregoing promissory notes, a "Note," and collectively, the "Notes").

         Section 3. Security for Obligations. This Agreement and the pledge of the Collateral hereunder is made with the Pledgee as security for the payment and performance of the Obligations.

         Section 4. Liquidation, Recapitalization, Etc. Any sums paid upon or with respect to any of the Stock upon the liquidation or dissolution of the issuer thereof shall be paid over to the Pledgee to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it as security for the Obligations. All sums of money and property paid or distributed in respect of the Stock upon such a liquidation, dissolution, recapitalization, or reclassification that are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the Obligations.

         Section 5. Warranty of Title. The Pledgor warrants that he has good and marketable title to the Stock described in Section 1 hereof, subject to no pledges, liens, security interests, charges, options, restrictions, or other encumbrances except the security interest created by this Agreement, and that he has power, authority, and legal right to pledge all of such Stock pursuant to this Agreement. The Pledgor covenants that he will defend the Pledgee's rights and security interest in such Stock against the claims and demands of all persons whomsoever; and the Pledgor covenants that he will have the like title to and right to pledge the Collateral and will likewise defend the Pledgee's rights and security interest therein.

         Section 6. Exercise of Options; Dividends, Voting, Etc., Prior to Maturity. The Pledgor shall not exercise his stock option rights comprised within the Collateral, unless the Pledgor first agrees to deliver the stock certificate(s) representing the shares for which such stock option rights are exercised, duly indorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank for transfer, which shares, certificates, and stock powers will constitute Collateral and will be held by the Pledgee until payment and performance in full of the obligations. So long as no Event of Default (as such term is defined in the Note) shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock, and to give consents, waivers, and ratifications in respect of the Stock. The Pledgor acknowledges and agrees that the Pledgee may cause the Stock to be transferred into its own name as collateral security. All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers, and ratifications with respect to the Stock shall, at the Pledgee's option, as evidenced by the Pledgee's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

         Section 7. Remedies. If an Event of Default shall have occurred and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively, or concurrently, at such time or times as the Pledgee deems expedient:

            (a) if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including without limitation for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

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
            (b) the Pledgee may demand, sue for, collect, or make any compromise or settlement the Pledgee deems suitable in respect of any Collateral held by it hereunder;

            (c) the Pledgee may sell, resell, assign, and deliver, or otherwise dispose of, any or all of the Collateral, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies, or corporations as the Pledgee thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

            (d) the Pledgee may cancel all or any portion of the options representing the Collateral (the dollar amount applied to reduce the Obligations secured by the Collateral to be equal to the difference between (A) the fair market value of a share of the Pledgee's Common Stock on the day prior to such option cancellation, as determined in good faith by the Pledgee's Board of Directors, minus (B.) the per share option exercise price of $0.01, multiplied by the number of options canceled, with any portion of such difference in excess of the Obligations to be remitted to the Pledgor upon satisfaction in full of all Obligations), and

            (e) the Pledgee may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees, if it has not already done so.

         In the event of any disposition of the Collateral as provided in paragraph (c) of this Section 7, the Pledgee shall give to the Pledgor at least five (5) business days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that five
(5) business days' prior written notice of such sale or sales shall be reasonable notice. The Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, the Pledgee may buy at private sale and may make payments thereof by any means. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses that may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations. Any surplus after the Obligations have been paid in full shall be paid to the Pledgor or to such other persons that are entitled thereto.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and other applicable laws, but may be compelled to resort to one or more

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
private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Pledgee agrees that any sale of the Stock shall be made in a commercially reasonable manner.

         The Pledgor agrees to do or cause to be done all such acts and things as may be necessary to make any sales of any portion or all of the Stock pursuant to this Section 7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees, or awards of any and all courts, arbitrators, or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach, and as a consequence, agrees that each and every covenant contained in this Section 7 shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

         Section 8. Marshaling. The Pledgee shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral pledged hereunder), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that he lawfully may, the Pledgor hereby agrees that he will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that he lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

         Section 9. Pledgor's Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;
(b) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any extensions or renewals of any of the Obligations; (d) any amendment to or modification of the Notes or any instrument (other than this Agreement) securing any of the Obligations, or (e) the taking of additional security for, or any

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
other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         Section 10. Transfer, Etc., by Pledgor. Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer, or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral or any interest therein, except for the pledge thereof provided for in this Agreement.

         Section 11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions, and other documents, and will obtain all such governmental consents and corporate approvals, and will do or cause to be done all such other things, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder, all without any cost or expense to the Pledgee.

         Section 12. Pledgee's Exoneration. The powers conferred on the Pledgee hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Pledgee to exercise any such powers. The Pledgee shall be accountable only for the amounts it actually receives as a result of such powers and neither it nor any of its officers, directors, employees, or agents shall be responsible to the Pledgor for any failure to act, except for its own gross negligence or any intentional misconduct. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto, other than to exercise reasonable care in the physical custody of the Collateral. The Pledgee shall not be required to take any action of any kind to collect, preserve, or protect its or the Pledgor's rights in the Collateral or against other parties thereto, other than to exercise reasonable care in the physical custody of the Collateral. The Pledgee's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession, under Sections 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Pledgee deals with similar property for its own account. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit, or proceeding for payment or collection of the Obligations.

         Section 13. No Waiver, Etc. No act, failure, or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default, right, or remedy that it may have shall operate as a waiver of any other default, right, or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor, and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever.

         Section 14. Notice, Etc. All notices and other communications called for hereunder shall be

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
made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first-class, postage prepaid,~ or, in the case of telegraphic, telecopy or telexed notice, when transmitted, answer back received, addressed as follows: if to the Pledger, at his principal residence, and if to the Pledgee, at 195 Albany Street, Cambridge, MA, or at such address as either party may designate in writing to the other.

         Section 15. Termination. Upon payment and performance in full of the Obligations in accordance with their terms and the performance by the Pledgor of all of his covenants and agreements hereunder or, if earlier, upon the Pledgee's termination of the Pledgor's employment by the Pledgee without cause (as such term is defined in the Employment Agreement dated as of November 20, 1993, by and between the Pledgor and the Pledgee, or any successor agreement thereto), this Agreement shall terminate and the Pledgor shall be entitled the return of such Collateral as may then be held by the Pledgee hereunder.

         Section 16. Miscellaneous Provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated except by a written document expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. The execution and delivery of this Agreement and pledging of the Stock described in Section 1 hereof are within the Pledgor's power and such execution and delivery and the pledging of such Stock do not contravene any law or any rule or regulation thereunder or of any judgment, decree, or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which he or any of his property is bound or constitute a default thereunder. This Agreement and all obligations of the Pledgor shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee and its successors in title and assigns.

         This Agreement is intended to take effect as an agreement under seal and this Agreement and the obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof. If any term of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal, or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement.

         Terms used herein without definition that are defined in the Uniform Commercial Code of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires.

         Section 17. Waiver of Jury Trial. The Pledgor waives his right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any rights

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
or obligations hereunder or the Performance of any such rights or obligations. Except as prohibited by law, the Pledgor waives any right which he may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive, or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (a) certifies that neither the Pledgee nor any representative, agent or attorney of the Pledgee has represented, expressly or otherwise, that the Pledgee would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into this Agreement, the Pledgee is relying upon, among other things, the waivers and certifications contained in this Section 17.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement under seal as of the date first above written.

PLEDGOR:                             PLEDGEE:

                                     TRANSKARYOTIC THERAPIES, INC.



 /s/ Christoph Adams               By:  /s/ Richard F. Selden
- ---------------------------------        --------------------------------
Christoph M. Adams                        Name: Richard F. Selden
                                          Title: President & CEO

                          TRANSKARYOTIC THERAPIES, INC.

                             STOCK OPTION AGREEMENT

         AGREEMENT dated this 16th day of November, 1994, between Transkaryotic Therapies, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the individual identified below, residing at the address there set out (the "Optionee").

         1. GRANT OF OPTION. Pursuant to the Company's 1993 Long-Term Incentive Plan as attached hereto as EXHIBIT A (the "Plan"), the Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of a total of forty thousand (40,000) shares (the "Optioned Shares") of the Company's Common Stock, par value $0.01 per share (the "Stock"), at a price of $0.01 per share. This Option is granted as of March 1, 1994 (the "Grant Date").

         2. CHARACTER OF OPTION. This Option is not to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         3. DURATION OF OPTION. This Option shall expire (the "Option Expiration Date") on the earlier of (a) the tenth anniversary of the Grant Date and (b) the Optionee's termination of employment on account of death, disability or for another reason or other association with the Company and its Affiliates for any reason. For this purpose, military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Optionee's reemployment rights are guaranteed by statute or contract.

         4. EXERCISE OF OPTION. Until its expiration, this Option may be exercised, in the manner specified in Section 7.2(d) of the Plan and subject to
Section 7 hereof, in those installments of Optioned Shares identified in the table below, in full or in part, within the exercise period set opposite each such installment; provided, however, that if this Option does not otherwise terminate immediately upon the termination of the Optionee's employment or other association with the Company, after such termination this Option shall, until its expiration, be exercisable only to the extent exercisable immediately prior to such termination:


NUMBER OF SHARES IN
EACH INSTALLMENT        EXERCISE PERIOD FOR SHARES IN INSTALLMENT

                               Not Earlier Than              No Later Than
                               ----------------              -------------
     6,666              First Anniversary Grant Date      Option Expiration Date

     6,667              Second Anniversary Grant Date     Option Expiration Date

     6,667              Third Anniversary Grant Date      Option Expiration Date

     6,666              Fourth Anniversary Grant Date     Option Expiration Date

NUMBER OF SHARES IN
EACH INSTALLMENT        EXERCISE PERIOD FOR SHARES IN INSTALLMENT

                               Not Earlier Than              No Later Than
                               ----------------              -------------
  6,667                 Fifth Anniversary Date            Option Expiration Date

  6,667                 Sixth Anniversary Grant Date      Option Expiration Date


         5. TRANSFER OF OPTIONS. This Option is not transferable, and may be exercised only by the Optionee.

         6. INCORPORATION OF PLAN TERMS. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 12 (Restrictions on Issuance of Shares), Section
15.4 (Tax Withholding) and Section 15.5 (Limitations of Rights in Stock).

         7. STOCKHOLDERS' AGREEMENT. This Option may not be exercised unless the Optionee, on or prior to such date, has executed and delivered to the Company an Instrument of Adherence to the Stockholders' Agreement, dated as of September 16,1988 (the "Stockholders' Agreement), among the Company and certain of its stockholders, copies of which are attached hereto as Exhibit B. All Optioned Shares issued to the Optionee during the term of the Stockholders' Agreement shall be subject to the restrictions contained therein, and all stock certificates issued to the Optionee evidencing such shares shall contain a legend stating that the shares evidenced thereby are subject to certain restrictions under the Stockholders' Agreement.

         8. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

TRANSKARYOTIC THERAPIES, INC.


 /s/ Richard F. Selden                        /s/ C. Adams
- -------------------------------------        -----------------------------------
Richard F. Selden                            Christoph M. Adams
President and Chief Executive Officer        Ten Baskin Road
                                             Lexington, MA  02173